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                                                                   EXHIBIT 23.01

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-102350) and in the Registration Statements (Form S-8 No. 333-54714) pertaining to the 2000 Stock Option and Incentive Plan, (Form S-8 No. 333-29309) pertaining to the 1992 Stock Option Plan and Stock Bonus Plan, (Form S-8 No. 33-49256) pertaining to the Wabash National Corporation 1992 Stock Option Plan, (Form S-8 No. 33-65698) pertaining to the 1993 Employee Stock Purchase Plan and (Form S-8 No. 33-90826) pertaining to the Wabash National Corporation Directors and Executives Deferred Compensation Plan of Wabash National Corporation of our report dated February 5, 2004, with respect to the consolidated financial statements of Wabash National Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2003.

                                                      /s/ ERNST & YOUNG LLP

Indianapolis, Indiana
February 11, 2004